EXHIBIT 10.3

FIRST AMENDMENT

TO

MASTER LEASE FINANCING AGREEMENT

THIS AMENDMENT is made as of September 14, 1999 among FUJI PHOTO FILM U.S.A., INC., a New York corporation ("Fuji"), MOTO PHOTO, INC., a Delaware corporation ("Moto Photo"), and THE PROVIDENT BANK ("Provident"), under the following circumstances:

A. Fuji, Moto Photo and Provident entered into a Master Lease Financing Agreement dated as of February 6, 1998 (the "Initial Agreement") which provides for the implementation of a special lease financing program known as Moto Photo QuickStart (the "Original Moto Photo QuickStart Program").

B. The parties to the Initial Agreement now desire to amend the Initial Agreement to provide for alternative lease financing arrangements (the "QuickStart II Program") within the overall Original Moto Photo QuickStart Program established under the Initial Agreement. Unless the context otherwise requires, when used herein without definition, terms defined in the Initial Agreement shall have the definitions given them in the Initial Agreement.

NOW, THEREFORE, the parties agree as follows:

Section 1. QuickStart II Program. (a) Subject to the terms and conditions of the Initial Agreement, as modified by this Amendment, from time to time during the term specified in the Initial Agreement, upon written notice to Moto Photo and Fuji, Provident shall, in each such event:

(i) purchase from Fuji, and Fuji shall sell to Provident: (A) a Fuji minilab photo processor and related equipment described on Exhibit A-1 to this Amendment ("Option 1 Equipment"), at the price set forth on Exhibit A-1, (B) a digital Fuji minilab photo processor and related equipment described on Exhibit A-2 to this Amendment ("Option 2 Equipment"), at the price set forth on Exhibit A-2, or (C) a reconditioned Fuji minilab photo processor and related equipment described on Exhibit A-3 to this Amendment

(ii) Moto Photo shall make available for purchase by Provident, and Provident shall purchase, certain equipment manufactured by third parties described on Exhibit A-1 to this Amendment (in the case of a purchase of Option 1 Equipment), Exhibit A-2 to this Amendment (in the case of a purchase of Option 2 Equipment) or Exhibit A-3 to this Amendment (in the case of a purchase of Option 3 Equipment) (the "Third Party Equipment"), and

(iii) Provident shall enter into a business lease agreement in substantially the form of Exhibit B to this Amendment ("QuickStart II Lease") with a Program Participant pursuant to which Provident shall lease the Option 1 Equipment, the Option 2 Equipment or the Option 3 Equipment, as the case may be, and the related Third Party Equipment (collectively, the "Equipment") to the Program Participant for a term of eight years from the date the Equipment is placed in service and shall make a cash payment to th

(b) In accordance with each QuickStart II Lease and with the maintenance agreement to be entered into by and between Fuji and each Program Participant, which shall be in the form attached as Exhibit E to the Initial Agreement (each, a "Maintenance Agreement"), so long as there is no default under the applicable QuickStart II Lease, Provident shall pay to Fuji on behalf of the Program Participant at the beginning of each year of the Maintenance Agreement (which shall commence at the beginning of the secon

(c) At the time Provident is instructed pursuant to Section 1(a) of this Amendment to enter into a QuickStart II Lease, Moto Photo and Fuji shall specify in writing to Provident:

(i) the amount of the weekly rental and all other periodic payments to be made by the Program Participant under the QuickStart II Lease (which shall be calculated so as to amortize repayment of Provident's Initial Investment plus the amount of the periodic payments due under the Maintenance Agreement, from the date when due, together with interest at a rate per annum equal to 8.75% over a period of 416 weeks (the "Weekly Rental Amount"),

(ii) the identity of any guarantors who are required to execute the QuickStart II Lease, and

(iii) any terms to be included in the QuickStart II Lease that are different from those set forth in the form of QuickStart II Lease attached to this Amendment as Exhibit B.

(d) Provident's obligations under Section 1(a) of this Amendment shall be subject, in each instance, to satisfaction of each of the conditions set forth in Section 1(d) of the Initial Agreement, except that for purposes of the condition set forth in Section 1(d)(ii) of the Initial Agreement, the approval required by such section shall be necessary only if the final form of the QuickStart II Lease will vary from the form of the QuickStart II Lease attached to this Amendment as Exhibit B.

Section 2. Applicable Provisions of Initial Agreement. Each QuickStart II Lease shall be considered to be a "Lease" for all purposes of paragraphs (e) through (g) of Section 1 of the Initial Agreement (including, without limitation, for purposes of the limitations on amounts to be paid by Provident, as provided in Section 1(c) of the Initial Agreement and the limitations on the aggregate number of Leases set forth in Section 1(f) of the Initial Agreement) and Sections 2 through 4, Section 6 and Sectio

Section 3. Reports with Respect to QuickStart II Leases. For so long as any QuickStart II Leases remain outstanding, Provident shall provide to Moto Photo and Fuji, within 15 business days after the end of each month, a report (the "Monthly Report"), presented for the preceding month and, on a cumulative basis, for the period from the date of this Amendment through the end of the month for which the Monthly Report is being made, showing for each outstanding Lease, an account (a "QuickStart II Lease t the amount of Provident's Initial Investment with respect to such QuickStart II Lease from the date when paid and:

(i) shall be increased by the amount of all maintenance fees paid by Provident to Fuji with respect to the QuickStart II Equipment leased under such Lease from the date when paid,

(ii) shall be increased by any Impositions incurred by Provident under such QuickStart II Lease from the date incurred,

(iii) shall be increased on a daily basis by an accrual for interest on the outstanding balance (excluding from such balance for such purpose the aggregate amount of all prior accruals pursuant to this clause (iii) at the rate of 8.75% per annum (computed on the basis of a year of 360 days), and

(iv) shall be reduced by the amount of all payments collected by Provident or paid to Provident under the QuickStart II Lease (including, without limitation, any insurance recoveries received by Provident) or paid to Provident with respect to the QuickStart II Lease under the Fuji Guaranty or Section 6 of the Initial Agreement.

Section 4. Availability of Option 2 Equipment and Option 3 Equipment Under the Original Moto Photo QuickStart Program. If so directed by Fuji and Moto Photo, the Option 2 Equipment and the Option 3 Equipment (and the corresponding Third Party Equipment shown on Exhibit A-2 to this Amendment and on Exhibit A-3 to this Amendment, respectively) may be substituted for the Fuji Equipment and Third Party Equipment to be purchased and sold and leased pursuant to a Lease entered into pursuant to the Original

Section 5. Extension of Date. The date "December 31, 1999" in the last sentence of Section 1(f) hereby is replaced with the date "December 31, 2000."

Section 6. New Exhibit. Exhibit B to the Initial Agreement hereby is replaced with Exhibit B-1 in the form attached hereto.

Section 7. Reaffirmation of Guaranty and Repurchase Agreement. Fuji hereby ratifies and confirms its obligations to Provident under the Guaranty and Repurchase Agreement dated as of February 6, 1998 (the "Guaranty") between Fuji and Provident, all of which remain in full force and effect, and consents to the provisions of this Agreement. A QuickStart II Lease entered into in accordance with this Amendment shall constitute a "Lease" for purposes of the Guaranty, and a QuickStart II Lease Account kept

Section 8. No Other Changes. Except as expressly provided herein, the Initial Agreement is not hereby modified or amended; is hereby ratified and confirmed; and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

FUJI PHOTO FILM U.S.A., INC.

By:_______________________________________

Name:

Title:

MOTO PHOTO, INC.

By:_______________________________________

Name:

Title:

THE PROVIDENT BANK

By:_______________________________________

Name:

Title:

EXHIBIT A-1

OPTION 1 EQUIPMENT

1. Description of the Option 1 Equipment:

A. FUJI EQUIPMENT:

Price: __________

B. THIRD PARTY EQUIPMENT:

Supplier

Item

Price: __________

2. Maximum Store Build-Out Allowance:

3. Annual Fee Payable Under Maintenance Agreement:

EXHIBIT A-2

OPTION 2 EQUIPMENT

1. Description of the Option 2 Equipment:

A. FUJI EQUIPMENT:

Price: __________

B. THIRD PARTY EQUIPMENT:

Supplier

Item

Price: __________

2. Maximum Store Build-Out Allowance:

3. Annual Fee Payable Under Maintenance Agreement:

EXHIBIT A-3

OPTION 3 EQUIPMENT

1. Description of the Option 3 Equipment:

A. FUJI EQUIPMENT:

Price: __________

B. THIRD PARTY EQUIPMENT:

Supplier

Item

Price: __________

2. Maximum Store Build-Out Allowance:

3. Annual Fee Payable Under Maintenance Agreement:

EXHIBIT B

QUICKSTART II LEASE AGREEMENT

EXHIBIT B

QSII Agreement No. ________

BUSINESS LEASE AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into this ____ day of __________, ____ between THE PROVIDENT BANK ("Lessor") and the undersigned lessee ("Lessee") and undersigned guarantor(s), if any (individually or, if more than one, collectively, "Guarantor").

1. LEASE OF EQUIPMENT. Lessee hereby leases from Lessor, and Lessor hereby leases to Lessee, the personal property described on Exhibit A hereto (the "Equipment"). This lease is, and is intended to be, a true lease and not a lease intended as security or a lease in the nature of a security interest.

2. SELECTION OF EQUIPMENT. Lessee has requested Equipment of the type and quantity specified on Exhibit A provided by the supplier or suppliers shown on Exhibit A. Lessor shall not be liable for specific performance of this Agreement or for damages if, for any reason, any supplier of the Equipment delays or fails to fill the order for the Equipment. Lessee shall accept the Equipment, if delivered in good working condition and able to perform the functions for which it is intended, and shall execute an

3. REPRESENTATIONS AND WARRANTIES. (a) LESSOR IS NOT A MANUFACTURER OR VENDOR OF THE EQUIPMENT AND HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY, FITNESS FOR ANY PURPOSE, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF LESSEE, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. Lessee represents and agrees t

(b) Lessee hereby represents, warrants and covenants to Lessor that:

(i) The completed application form with respect to the Moto Photo QuickStart II program submitted by Lessee to Moto Photo and Provident is accurate and complete in all material respects.

(ii) Lessee's form of organization is accurately stated on Exhibit A. If Lessee is a corporation, limited liability company or partnership, Lessee is duly organized, validly existing and in good standing under the laws of the state of its organization, with full power and capacity to enter into and perform this Agreement and any other documents required to be delivered in connection with this Agreement (this Agreement and all such other documents are referred to collectively as the "Transaction Documen

(iii) The Transaction Documents have been duly authorized, executed and delivered by Lessee and Guarantor and constitute legal, valid and binding obligations of Lessee and Guarantor, enforceable in accordance with their respective terms.

(iv) No approval, consent or withholding of objection is required from any federal, state or local governmental authority or instrumentality in connection with the execution, delivery and performance of the Transaction Documents by Lessee and Guarantor.

(v) The execution, delivery and performance by Lessee and Guarantor of the Transaction Documents will not (a) violate any judgment, order, law or regulation applicable to either of them, or any provision of their respective certificates or articles of incorporation or by-laws or other organizational documents, if any, or (b) result in any breach of, constitute a default under, or result in the creation of, any lien, charge, security interest or other encumbrance upon any Equipment.

(vi) There are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee or Guarantor which may have a material adverse effect on the ability of Lessee or Guarantor to fulfill its obligations under the Transaction Documents.

4. STORE BUILD-OUT ALLOWANCE. On the date specified on Exhibit A, Lessor shall pay to Lessee up to $37,000 as the "Store Build-Out Allowance."

5. TERM. The term of the lease created by this Agreement (the "Term") shall commence on the date (the "Commencement Date") Lessee accepts the first item of Equipment and shall end on the eighth anniversary of the Commencement Date.

6. RENT; NET LEASE. (a) The weekly rent payable by Lessee with respect to the Equipment (the "Rent") shall be the amount specified on Exhibit B. Lessee shall pay the Rent to Lessor, in arrears, for each week or any part thereof during which this Agreement is in effect. Rent shall be due and payable on or before Monday of each week, commencing with Monday of the week immediately following the week in which the Commencement Date occurs. All Rent shall be paid to Lessor at its address set forth in Exh

(b) Lessee acknowledges that, except as otherwise expressly stated herein, this Agreement provides for a "net lease," it being the intention of the parties that all costs, expenses and liability associated with the Equipment and the purchase and lease of the Equipment (including, without limitation, charges payable under the maintenance agreement referred to in Section 11) shall be borne by Lessee unless otherwise expressly provided in this Agreement. Lessee's obligation to pay Rent, Impositions (as her

7. IMPOSITIONS. (a) Lessee shall indemnify, defend and hold Lessor harmless on an after-tax basis from all license and registration fees and all taxes, including without limitation, gross receipts, sales, use, personal property, stamp and interest equalization taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon howsoever imposed whether levied or imposed upon or asserted against Lessor, Lessee or the Equipment, by an

(b) Lessor shall promptly furnish Lessee with copies of any requests for information received by Lessor from any taxing or other authority relating to any tax or other Impositions with respect to which Lessee is required to indemnify Lessor under this Section 7, and if claim is made against Lessor for any such taxes or other Impositions, with respect to which Lessee is liable for indemnification under this Section 7.

(c) All of the indemnities contained in this Section 7 shall survive the expiration or termination of this Agreement.

8. ELECTRONIC FUNDS TRANSFERS. At the time Lessee enters into this Agreement, Lessee also shall execute and deliver to Lessor such agreements or instruments as Lessor may specify for the purpose of authorizing Lessor to obtain payments to be made by Lessee hereunder from a bank account specified by Lessee by means of weekly electronic fund transfers initiated through the Automated Clearing House Association.

9. EQUIPMENT TO REMAIN PERSONAL PROPERTY. Lessee shall not attach the Equipment to any personal or real property so as to cause the Equipment to become an accession or fixture thereto or take any other action with respect to the Equipment that could confer upon any person having an interest in any real or personal property any interest in the Equipment.

10. USE OF EQUIPMENT. Lessee shall keep the Equipment in its possession and control at all times and shall use the Equipment (and shall cause all persons operating the Equipment to use the Equipment) with due care and in conformity with all applicable laws, regulations and other requirements of any insurer or government or governmental agency. Lessee shall keep the Equipment at all times at the address specified in Exhibit A ("Lessee's Premises") and shall not remove the Equipment from Lessee's Premis

11. INSTALLATION, MAINTENANCE AND CONTROL. (a) Lessee shall arrange, through Moto Photo, for the delivery and installation of the Equipment at Lessee's Premises; provided, however, that the cost of such delivery and installation shall be borne by Lessor. Lessee shall keep and maintain the Equipment in first-class working order, repair and appearance, protected from the elements, in order that the Equipment shall continue to fulfill its intended function or use. In order to assure the continued mainten

(b) Lessee shall not, without the prior written consent of Lessor, make any alterations, additions or improvements to the Equipment. All additions and improvements made to the Equipment shall become the property of the Lessor and shall be deemed to be a part of the Equipment hereunder.

12. INSURANCE. At Lessee's expense, Lessee shall procure and maintain in full force and effect, from a responsible insurance company acceptable to Lessor: (i) fire, vandalism and extended coverage insurance in an amount not less than the full functional replacement value of the Equipment, insuring Lessor and Lessee and naming Lessor or Lessor's assignee as loss payee, and (ii) comprehensive general liability insurance, including personal liability and property damage coverage with limits of not less th

13. DISCLAIMER OF LIABILITY; INDEMNITY. (a) LESSOR SHALL NOT BE LIABLE FOR, AND LESSEE'S OBLIGATIONS HEREUNDER SHALL NOT BE DIMINISHED BECAUSE OF, ANY LOSS, CLAIM, DEMAND, LIABILITY, COST, DAMAGE OR EXPENSE OF ANY KIND INCURRED OR SUFFERED BY LESSEE, ITS CUSTOMERS OR ANY THIRD PARTY, WHICH IS CAUSED OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY THE EQUIPMENT, ANY INADEQUACY THEREOF FOR ANY PURPOSE, ANY DEFECT THEREIN, THE USE OR MAINTENANCE THEREOF, ANY REPAIRS, SERVICING OR ADJUSTMENTS THEREOF

(b) LESSEE SHALL INDEMNIFY, DEFEND AND HOLD LESSOR HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, DEMANDS, LIABILITY, LOSSES, DAMAGES, PENALTIES, FEES, COSTS AND EXPENSES, INCLUDING ATTORNEY FEES, OF ANY KIND AND NATURE WHATSOEVER, RELATING TO OR IN ANY WAY ARISING OUT OF, ANY MATTERS AS TO WHICH LIABILITY IS DISCLAIMED IN SECTION 3(a), THE ORDERING, ACQUISITION OR DELIVERY OF THE EQUIPMENT OR THE POSSESSION, MAINTENANCE, USE, OPERATION, CONTROL, LOSS, DAMAGE, DESTRUCTION, REMOVAL, RETURN, SURRE

14. LOSS AND DAMAGE. Lessee shall bear the entire risk of loss, theft, damage or destruction of the Equipment from any cause whatsoever and no loss, theft, damage or destruction of the Equipment shall relieve Lessee of the obligation to pay Rent or of any other obligation under this Agreement. In the event of any damage to the Equipment, Lessee shall immediately cause the Equipment to be repaired. If any item of Equipment is lost, stolen, destroyed or damaged beyond repair, Lessee shall, at Lessee's

(a) replace the same with like Equipment in good repair, or

(b) pay Lessor in cash an amount equal: (A) to the sum of: (i) all amounts then due under this Agreement, and (ii) the present value as of such date of all Rent and other amounts which thereafter would be payable under this Agreement through the remainder of the Term, calculated at a discount rate of 6.5% per annum, less (B) the proceeds, if any, of the insurance on the Equipment maintained pursuant to Section 12. Upon Lessor's receipt of such payment in full, Lessor shall deliver to Lessee a bill of

15. EARLY TERMINATION. At any time prior to the end of the Term, if no Default (as hereinafter defined) has occurred and is then continuing, Lessee may elect to terminate the lease of the Equipment and to purchase the Equipment by giving at least 30 days prior written notice to Lessor. Any such election for which Lessee has given notice shall be irrevocable. If Lessee makes such an election, on a date determined by Lessor (which shall be at least 30 days, and not more than 45 days, after the notice r

16. RETURN OF EQUIPMENT; PURCHASE OPTION. (a) At least 30 days prior to the end of the Term, Lessee shall give Lessor written notice of Lessee's election (which may not be revoked by Lessee) either (i) to return the Equipment to Lessor upon termination of the Term, or (ii) if no Default has occurred and is continuing, to purchase the Equipment upon termination of the Term as provided in paragraph (c) of this Section 16. If Lessee fails to give such written notice on a timely basis, Lessee shall be d

(b) Upon expiration of the Term (unless Lessee has made a timely election to purchase the Equipment as provided in Section 16(a)) or upon any other termination of this Agreement other than pursuant to Section 15, Lessee immediately shall return the Equipment to such place as Lessor may designate in the continental United States of America. Lessee shall crate and ship the Equipment at Lessee's sole expense, in accordance with the manufacturer's specifications, freight prepaid and properly insured for it

(c) If Lessee has elected to purchase the Equipment as provided in Section 16(a) upon termination of the Term, Lessee shall purchase, and Lessor shall sell, the Equipment at such time on an "as is, where is" basis, without representation or warranty, express or implied, at a price equal to $1.00 plus the amount of all sales and other taxes applicable to such sale. Upon payment of the purchase price for the Equipment, Lessor shall deliver to Lessee a bill of sale conveying to Lessee all of Lessor's ri he Equipment, in its then condition and location, without any warranty, express or implied.

(d) Lessee hereby irrevocably appoints Lessor as Lessee's agent and attorney, with full power and authority, at any time while Lessee is obligated to deliver possession of the Equipment to Lessor, to demand and take possession of the Equipment from any person possessing the Equipment after termination of this Agreement.

17. DEFAULT. (a) If, during the Term:

(i) Lessee fails to pay any Rent, Imposition or other amount due under this Agreement and such failure continues uncured for seven days after Lessor gives written notice to Lessee specifying the failure and demanding that the same be remedied; or

(ii) any representation or warranty made by Lessee to Lessor proves to be inaccurate or misleading in any material respect; or

(iii) a default occurs and is continuing beyond any applicable grace period under any other agreement between Lessee or any affiliate of Lessee and Lessor; or

(iv) a default occurs and is continuing beyond any applicable grace period under a franchise agreement or other agreement between Lessee or any affiliate of Lessee and Moto Photo; or

(v) Participation by Lessee or any affiliate of Lessee in the Moto Photo QuickStart program or the [Moto Photo QuickStart II program is terminated for any reason whatsoever; or

(vi) Lessee attempts to sublease the Equipment or to assign this Agreement under circumstances not permitted under Section 25; or

(vii) Lessee fails at any time to maintain the full amount of insurance on the Equipment required by Section 12; or

(viii) Lessee fails to observe or perform any other obligation under this Agreement to be observed or performed by it and such failure continues uncured for 15 days after Lessor gives written notice to Lessee specifying the failure and demanding that the same be remedied; or

(ix) any proceeding is commenced by or against Lessee for any relief under any bankruptcy or insolvency laws or laws relating to the relief of debtors, readjustment of indebtedness, reorganization, rearrangements, compositions or extensions, unless such proceedings have been dismissed, nullified, stayed or otherwise rendered ineffective within 60 days after such proceeding commenced (but then only so long as such stay continues in force or such ineffectiveness continues);(each of the foregoing being refe

(b) Upon the occurrence of a Default, in addition to the exercise of any other rights or remedies that may be available to Lessor under applicable law, Lessor may:

(i) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of its obligations under this Agreement or to recover damages for the breach thereof; or

(ii) by notice in writing to Lessee, terminate this Agreement and, upon such termination, all rights of Lessee to use the Equipment absolutely shall cease and terminate as though this Agreement had never been made, but Lessee shall remain liable as provided below, and Lessor by its agents then may enter upon Lessee's premises or other premises where the Equipment may be and take possession of the Equipment free from any right of Lessee or may require Lessee to comply with Section 16(b). Lessor may recov al to the sum of the following: (A) all amounts which, under the terms of this Agreement, then may be due or which may have accrued to the date of such termination, plus (B) an amount equal to the aggregate amount of Rent which would have been payable for the period from the date of such termination through the end of the Term, plus (C) an amount equal to the sum of: (I) all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Lessor in connection with the enforcement eement, and (II) interest on any amount not paid when due for the period until such amount is paid, at the rate of 12% per annum, payable on demand.

(c) The remedies provided in this Agreement shall not be deemed exclusive but shall be cumulative and shall be in addition to all other remedies existing at law or in equity. Lessor and Lessee hereby waive any mandatory requirements of law now or hereafter in effect which might limit or modify the remedies provided in this Agreement to the extent that such waiver is permitted by law.

(d) The failure of Lessor to exercise a right granted to it hereunder shall not constitute a waiver of any such right upon the continuation or recurrence of any such event or similar event.

18. QUIET ENJOYMENT. Lessor hereby covenants with Lessee that Lessee shall quietly possess the Equipment under this Agreement, subject to and in accordance with the provisions hereof, so long as no Default has occurred.

19. OWNERSHIP. The Equipment is, and at all times shall remain, the property of Lessor, and Lessee shall have no right, title or interest in the Equipment except as expressly set forth in this Agreement.

20. LATE CHARGES. Notwithstanding anything to the contrary in this Agreement, if any payment of Rent, an Imposition or any other amount due under this Agreement is paid when due, Lessee shall pay Lessor a service charge for each such occurrence in the amount of $100 (or, if less, the maximum amount permitted by law).

21. NOTICES. Any notices required or permitted to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given when delivered in person or by a nationally-recognized courier service or when deposited in the United States mail, first class postage prepaid, certified return receipt requested, or when sent by telecopier, with confirmation of receipt, addressed as follows:

if to Lessor:

The Provident Bank

10 West Second Street

Dayton, Ohio 45402

Attention: Moto Photo QuickStart II

Telecopier: (937) 223-3522

with a copy to:

Moto Photo, Inc.

4444 Lake Center Drive

Dayton, Ohio 45426

Attention: Chief Financial Officer

Telecopier: (937) 854-0140

if to Lessee: at the address set forth on Exhibit A.

or addressed to such party at such other address as such party shall hereafter furnish to the other party in writing.

22. INSPECTION OF EQUIPMENT. Lessor shall have the right to inspect the Equipment at any reasonable time or times, and for this purpose, to enter upon any building or place where the Equipment is located.

23. SEVERABILITY. Any provision in this Agreement which is in conflict with any statute law or rule shall be deemed omitted, modified or altered to conform thereto. The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining valid portions hereof.

24. ENTIRE AGREEMENT; WAIVER. This instrument constitutes the entire Agreement between Lessor and Lessee with respect to the matters described herein. No agent or employee of any supplier of the Equipment shall have any authority to bind Lessor to this Agreement, to waive or alter any term or condition printed herein or add any provision hereto. A provision may be added hereto or a provision hereof may be altered or varied only by a writing signed and made a part hereof by an authorized officer of L

25. ASSIGNMENT. (a) WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT (1) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS AGREEMENT OR ANY INTEREST HEREIN, OR (2) SUBLEASE OR LEND THE EQUIPMENT OR PERMIT IT TO BE USED BY ANY PERSON OTHER THAN LESSEE OR LESSEE'S EMPLOYEES. Notwithstanding the foregoing, however, Lessee may assign its obligations under this Agreement to any person or entity approved by Moto Photo which has signed a Moto Photo franchise agreement and purchased

(b) Lessor may assign this Agreement and any or all of Lessor's interest in the Equipment, in whole or in part, or grant a security interest therein, without notice to Lessee, and Lessor's assignee or secured party may reassign this Agreement and/or its interest in the Equipment, without notice to Lessee. If Lessor so instructs Lessee, Lessee shall begin and continue to make payments under this Agreement to Lessor's assignee or such other person as may be designated by Lessor. Lessee shall recognize e

26. FURTHER ASSURANCES. Upon request of Lessor, Lessee shall execute, acknowledge and deliver any and all further instruments required by law or reasonably requested by Lessor for the purpose of properly protecting Lessor's interest in the Equipment or for the purpose of carrying out any transfer, assignment or granting of a security interest in all or any part of this Agreement, the Equipment and/or sums payable hereunder. Lessee promptly shall furnish to Lessor evidence of such execution, acknowledg

27. FINANCIAL INFORMATION. Upon request by Lessor, Lessee promptly shall provide to Lessor copies of its then current financial statements, prepared in accordance with generally accepted accounting principles and certified by the chief executive officer of Lessee or, if Lessee is an individual, certified by Lessee, and such other information as Lessor reasonably may request from time to time. Lessor hereby consents to the disclosure to Lessor by Moto Photo of financial and other information concerning

28. GUARANTY. To induce Lessor to enter into this Agreement, Guarantor guarantees (jointly and severally, if there is more than one Guarantor) to Lessor, for its benefit: (i) Lessee's full performance of, and compliance with, all of Lessee's obligations under this Agreement (including, without limitation, payment when due of all Rent, Impositions and other amounts payable by Lessee under this Agreement), and (ii) all amounts payable by Lessee under Section 17(b) following a Default.

29. COUNTERPARTS. This Agreement may be executed in several counterparts, but only one shall be deemed an original and its shall be stamped "Original". All other counterparts shall be stamped "Duplicate". To the extent this Agreement constitutes "chattel paper", as defined in the Uniform Commercial Code, no security interest may be created through the transfer or possession of any counterpart other than the counterpart stamped "Original".

30. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. The parties hereto (a) designate all courts of record in the State of Ohio, state and federal, as forums where all matters pertaining to this Agreement shall be adjudicated, and (b) by the foregoing designation, consent to the venue and jurisdiction of such courts. LESSEE HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS AGREEMENT OR A

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

"Lessor"

THE PROVIDENT BANK

By_________________________________

Name:

Title:

"Lessee"

By_________________________________

Name:

Title:

"Guarantor"

By_________________________________

Name:

Title:

EXHIBIT A

INFORMATION SCHEDULE

1. Full name and address of Lessee (including telecopier number):

2. Form of organization of Lessee:

3. Full name and address of each Guarantor (including telecopier number) and form of organization, if other than an individual:

4. Description of the Equipment (including body and/or serial numbers):

A. Equipment to be supplied by Fuji:

B. Equipment to be supplied by others:

5. Address of Lessee's Premises at which the Equipment will be located:

6. County in which the Equipment will be located:

7. Store Build-Out Allowance is payable to Lessee on .

8. Lessee has provided the following additional documents:

A. Uniform Commercial Code Form UCC-1 financing statements

B. Maintenance Agreement between Lessee and Fuji

C. Acceptance Certificate in the form of Schedule A-1

D. Certificate of Insurance

Initial

The foregoing hereby is acknowledged:

Lessee

Guarantor

Lessor

SCHEDULE A-1

CERTIFICATE OF ACCEPTANCE

THE PROVIDENT BANK ("Lessor") and the undersigned ("Lessee") are parties to a Business Lease Agreement dated as of _______________, ___ (the "Business Lease"). This Certificate of Acceptance is delivered by the undersigned in accordance with the provisions of the Business Lease.

Lessee hereby certifies that the Equipment described below has been delivered to Lessee and has been fully and finally accepted by Lessee for all purposes of the Business Lease.

Manufacturer

Body/

Serial No.

Type/Model

of Equipment

Quantity

Date of Installation:

Date of Acceptance:

Equipment Location(s):

[Name of Lessee]

By:

Name:

Title:

Date: